                                                                    Exhibit 10.1

                                                            BLAKE DAWSON WALDRON
                                                                   LAWYERS

                              AMENDED AND RE-STATED
                               TECHNOLOGY LICENCE
                                    AGREEMENT

                          NOVOGEN RESEARCH PTY LIMITED

                                 GLYCOTEX, INC.

            Level 35, Grosvenor Place
                    225 George Street
                      SYDNEY NSW 2000
                 Telephone: 9258 6000
                       Fax: 9258 6999   REF: BLM SJH 02 1389 1453

                          (C) BLAKE DAWSON WALDRON 2005

                                    CONTENTS

1.   INTERPRETATION                                                            1

   1.1     Definitions                                                         1
   1.2     Rules for interpreting this document                                5
   1.3     Business Days                                                       6

2.   LICENCE                                                                   6

   2.1     Grant of licence                                                    6
   2.2     Rights included                                                     6
   2.3     No sub-licence                                                      6
   2.4     Sub-contractors                                                     6

3.   RESEARCH AND DEVELOPMENT                                                  7

   3.1     Research and development                                            7
   3.2     Glucan Material                                                     7
   3.3     Conduct of research                                                 7
   3.4     Facilities and personnel                                            7
   3.5     Records                                                             7
   3.6     Inspection                                                          7

4.   DEVELOPMENTS                                                              7

   4.1     Novogen Developments                                                7
   4.2     Glycotex Developments                                               8

5.   MARKETING AND COMMERCIALISATION                                           8

   5.1     Marketing and Exploitation                                          8
   5.2     Exploitation obligations                                            8
   5.3     Compliance with laws                                                8
   5.4     Commercialisation Income                                            8
   5.5     Books and records                                                   9
   5.6     Auditors' certificates                                              9
   5.7     Inspection                                                          9
   5.8     Assistance                                                          9

6.   ROYALTIES                                                                 9

   6.1     Royalties                                                           9
   6.2     Payment                                                            10
   6.3     Statements                                                         10
   6.4     Disputed statements                                                10
   6.5     Certification                                                      10
   6.6     Adjustments                                                        11

7.   DEDUCTIONS AND WITHHOLDINGS                                              11


                                                                              1.

8.   PATENTS                                                                  11

   8.1     Maintenance of patents                                             11
   8.2     Patent costs                                                       11
   8.3     Glycotex's option                                                  11

9.   INTELLECTUAL PROPERTY RIGHTS                                             12

   9.1     Acknowledgment                                                     12
   9.2     Notification                                                       12
   9.3     Proceedings involving Glycotex                                     12
   9.4     Directions by Novogen Research                                     12
   9.5     Joinder of Novogen Research                                        13
   9.6     Proceedings involving Novogen Research                             13
   9.7     Joinder of Glycotex                                                13

10.  CONFIDENTIAL INFORMATION                                                 13

   10.1    Confidentiality                                                    13
   10.2    Security                                                           13
   10.3    Exceptions                                                         14

11.  REPRESENTATIONS AND WARRANTIES                                           14

   11.1    Warranties by Novogen Research                                     14
   11.2    Warranties by Glycotex                                             14
   11.3    Reliance on representations and warranties                         15
   11.4    Acknowledgement by Glycotex                                        15
   11.5    Exclusion of warranties and other terms                            15

12.  INDEMNITY AND INSURANCE                                                  16

   12.1    Indemnity                                                          16
   12.2    Insurance policies                                                 16
   12.3    Novogen Research's name                                            16
   12.4    Certificates of currency                                           16
   12.5    Default                                                            17
   12.6    Expiry                                                             17

13.  LIMITATION OF LIABILITY                                                  17

   13.1    No liability                                                       17
   13.2    Other claims                                                       17

14.  TERM AND TERMINATION                                                     18

   14.1    Term                                                               18
   14.2    Expiration of patents                                              18
   14.3    Termination by Novogen Research                                    18
   14.4    Consequences of termination                                        18
   14.5    Survival and accrued rights                                        18

15.  DISPUTE RESOLUTION                                                       19


                                                                              2.

   15.1    Disputes                                                           19
   15.2    Notice of Dispute                                                  19
   15.3    Parties to attempt to resolve Dispute                              19
   15.4    Mediation                                                          19

16.  NOTICES                                                                  19

17.  AMENDMENT AND ASSIGNMENT                                                 20

   17.1    Amendment                                                          20
   17.2    Assignment                                                         20

18.  GENERAL                                                                  20

   18.1    Governing law                                                      20
   18.2    Liability for expenses                                             20
   18.3    Relationship of the parties                                        21
   18.4    Giving effect to this document                                     21
   18.5    Waiver of rights                                                   21
   18.6    Operation of this document                                         21
   18.7    Operation of indemnities                                           21
   18.8    Consents                                                           22
   18.9    Exclusion of contrary legislation                                  22
   18.10   Counterparts                                                       22

SCHEDULE A                                                                    23


                                                                              3.

               AMENDED AND RE-STATED TECHNOLOGY LICENCE AGREEMENT

DATE SEPTEMBER 2005

PARTIES

     NOVOGEN RESEARCH PTY LIMITED (ACN 060 202 931) of 140 Wicks Road North Ryde, New South Wales 2113 (NOVOGEN RESEARCH)

     GLYCOTEX, INC., a company incorporated under the laws of the United States of America, of One Landmark Square, Level 2, Stamford CT 09601 (GLYCOTEX)

RECITALS

A. Novogen Research is the owner of certain patent applications and know how relating to a process of production of glucan and the use of glucan for the treatment of skin ulceration, bone fracture or the enhancement of fixation of implanted orthopaedic devices or the prevention/treatment of ultraviolet light-induced skin damage.

B. Novogen Research granted a licence to Glycotex to conduct further research and development and to commercialise this technology for certain human therapeutic uses on the terms and conditions of the Technology Licence Agreement dated 1999.

C. The parties now amend and re-state the Technology Licence Agreement in accordance with this document.

OPERATIVE PROVISIONS

1.   INTERPRETATION

1.1  DEFINITIONS

     The following definitions apply in this document.

     BUSINESS DAY means a day that is not a Saturday, Sunday or public holiday in Sydney, Australia.

     CHANGE IN CONTROL, in relation to Glycotex means:

     (a) the acquisition by any Person or Group other than Novogen Limited of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of Glycotex; or

     (b) any merger, consolidation, reorganization, recapitalization, tender or exchange offer or any other transaction with or effecting Glycotex as a result of which a Person or Group other than the stockholders of Glycotex immediately before the transaction owns after the transaction more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of the directors of Glycotex,


                                                                              1.

     but does not include any acquisition as a result of, or transaction involving, an initial public offering of Glycotex's common stock.

     COMMENCEMENT DATE means the date this document is executed by the last of the parties to execute it.

     COMMERCIALISATION INCOME means all gross income received by or on behalf of Glycotex as a result of or in connection with the sale, distribution, production, licensing, marketing or other commercialisation of Licensed Products or licensing, sub-licensing or other exploitation of the Glucan Technology.

     CONFIDENTIAL INFORMATION means the Glucan Know How, Glycotex Developments, Novogen Developments and any other written or oral information disclosed to Glycotex which Novogen Research considers confidential and informs Glycotex is confidential, other than information which Glycotex can establish:

     (a)  was in the public domain when it was given to Glycotex;

     (b) becomes, after being given to Glycotex, part of the public domain, except through disclosure contrary to this document;

     (c) was in Glycotex's possession when it was given to Glycotex and was not otherwise acquired from Novogen Research directly or indirectly; or

     (d) was lawfully received by Glycotex from another person having the unrestricted legal right to disclose that information without requiring the maintenance of confidentiality.

     CORPORATIONS ACT means the Corporations Act 2001 (Cth).

     DILIGENT EFFORTS, in relation to an obligation of a party, means the level of efforts required to carry out the obligations in a sustained manner consistent with the efforts a reasonable person in the same position as that party devotes to a product of high market potential, profit potential or strategic value based on conditions then prevailing. Diligent Efforts requires that a party:

     (a) promptly assign responsibility for obligations to specific employees who are held accountable for progress and monitor such progress on an on-going basis;

     (b) set and consistently seek to achieve specific and meaningful objectives for carrying out such obligations; and

     (c) consistently make and implement decisions and allocate resources designed to advance progress in order to fulfil such obligations.

     DISPUTE has the meaning given to that term in clause 15.1.

     DISPUTE NOTICE has the meaning given to that term in clause 15.2.


                                                                              2.

     EXPLOIT, in relation to an invention, means:

     (a) where the invention is a product - make, hire, sell or otherwise dispose of the product, offer to make, sell, hire or otherwise dispose of it, use or import it or keep it for the purpose of doing any of those things; and

     (b) where the invention is a method or process - use the method or process or do any act mentioned in paragraph (a) in respect of a product resulting from such use.

     FIELD means the fields of:

     (a) therapeutic treatment of skin ulceration (including pressure sores, bed sores, venous ulcers, diabetic ulcers and burns) in humans;

     (b) treatment of bone fracture and the enhancement of fixation of implanted orthopaedic devices (including pins, screws and artificial joints) in humans;

     (c) prevention/treatment of ultraviolet light induced skin damage in humans;

     (d) treatment of injured connective tissues (including injuries to tendons and ligaments, such as sporting injuries, inflammation and surgical injury) in humans;

     (e)  joint repair (particularly with artificial joints) in humans; and

     (f) treatment of poorly healing surgically dissected or transected tissue in humans.

     GLUCAN KNOW HOW means the Know How set out in Schedule A, any Know How in any Novogen Developments disclosed in accordance with clause 4.1 and any Glycotex Developments assigned to Novogen Research in accordance with clause 4.2, and all other Know How in the Field concerning or relating to the Glucan Patent Rights.

     GLUCAN MATERIAL means documents, records, biological and chemical substances containing, referring to or embodying the Glucan Technology (including any micro-organisms, cell samples, carbohydrate materials and solvents) in the possession or control of Novogen Research which Novogen Research is free to provide or disclose to Glycotex.

     GLUCAN PATENT RIGHTS means the Patent Rights set out in Schedule A, any Patent Rights in any Novogen Developments disclosed in accordance with clause 4.1 and any Glycotex Developments assigned to Novogen Research in accordance with clause 4.2, and any other Patent Rights in relation to inventions claimed in those Patent Rights.

     GLUCAN TECHNOLOGY means the Glucan Patent Rights, the Glucan Know How, any Novogen Developments disclosed in accordance with clause 4.1 and any Glycotex Developments in the Field assigned to Novogen Research in accordance with clause 4.2.

     GLYCOTEX DEVELOPMENTS means all developments, improvements, enhancements, adaptations and new discoveries, inventions, applications and further Know How, whether patentable or otherwise, in relation to the Glucan Patent Rights or the Glucan Know How, which during the Term are made or acquired by Glycotex, its employees, agents or sub-contractors, which Glycotex is able to assign.


                                                                              3.

     GOVERNMENT AGENCY means:

     (a)  a government or government department or other body;

     (b)  a governmental, semi-governmental or judicial person; or

     (c) a person (whether autonomous or not) who is charged with the administration of a law.

     GROUP means two or more Persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of any securities.

     INSOLVENCY EVENT means, for a person, being in liquidation or provisional liquidation or under administration, having a controller or analogous person appointed to it or any of its property, being taken to have failed to comply with a statutory demand, being unable to pay its debts or otherwise insolvent, dying, ceasing to be of full legal capacity or otherwise becoming incapable of managing its own affairs for any reason, taking any step that could result in the person becoming an insolvent under administration, entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors, or any analogous event.

     INTELLECTUAL PROPERTY RIGHTS means all existing and future intellectual and industrial property rights throughout the world, including rights in relation to any copyright, trade marks, designs, circuit layouts, trade secrets and know how (including the right to apply for registration of any such rights) and Patent Rights.

     KNOW HOW means unpatented technical and other information which is not in the public domain including inventions, discoveries, concepts, data, formulae, ideas, specifications, procedures for experiments and tests and results of experiments, experimentation and testing, results of research and development including laboratory records, clinical trial data, case reports, data analysis and summaries and information in submissions to and information from ethics committees and regulatory authorities.

     LICENSED PRODUCT means a preparation in final form for sale, administration or delivery for use in the Field which, or the process of production of which, falls within the claims of the Glucan Patent Rights or otherwise embodies any Glucan Know How, Novogen Developments or Glycotex Developments.

     NOVOGEN DEVELOPMENTS means all developments, improvements, enhancements, adaptations and new discoveries, inventions, applications and further Know How, whether patentable or otherwise, in the Field in relation to the Glucan Patent Rights or the Glucan Know How, which during the Term are made or acquired by Novogen Research, its employees or agents, which Novogen Research is free to licence.

     PATENT RIGHTS means patents (including any divisions, continuations, continuations in part, renewals, reissues, extensions, supplementary protection certificates, utility models and foreign equivalents thereof) and rights with respect to patent applications and patentable inventions, including the right to apply for registration of any such rights.


                                                                              4.

     PERSON means a natural person, company, government, or political subdivision, agency, or instrumentality of a government.

     TAX means a tax, levy, duty, charge, deduction or withholding, however it is described, that is imposed by a Government Agency, together with any related interest, penalty, fine or other charge other than one that is imposed on net income.

     TERM means the term of this document in accordance with clause 14.

     TERRITORY means the world.

1.2  RULES FOR INTERPRETING THIS DOCUMENT

     Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

     (a)  A reference to:

          (i) legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

          (ii) a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

          (iii) a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

          (iv) a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

          (v) anything (including a right, obligation or concept) includes each part of it.

     (b)  A singular word includes the plural, and vice versa.

     (c)  A word which suggests one gender includes the other genders.

     (d) If a word is defined, another part of speech has a corresponding meaning.

     (e) If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

     (f) The word AGREEMENT includes an undertaking or other binding arrangement or understanding, whether or not in writing.

     (g) The words SUBSIDIARY, HOLDING COMPANY and RELATED BODY CORPORATE have the same meanings as in the Corporations Act.


                                                                              5.

1.3  BUSINESS DAYS

     If the day on or by which a person must do something under this document is not a Business Day:

     (a) if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

     (b) in any other case, the person must do it on or by the previous Business Day.

2.   LICENCE

2.1  GRANT OF LICENCE

     Novogen Research grants to Glycotex an exclusive, non-transferable licence to use and Exploit the Glucan Technology for the Term in the Territory, solely in the Field.

2.2  RIGHTS INCLUDED

     The licence in clause 2.1 includes the right, for the Term, in the Territory and in the Field, to:

     (a) make, use, reproduce, market, distribute, sell, hire or otherwise dispose of Licensed Products and inventions the subject of the Glucan Patent Rights;

     (b) modify, enhance, create derivative works based on and further develop the Glucan Technology; and

     (c) keep, use, reproduce and make adaptations of the Glucan Material provided by Novogen Research under clause 3.2; and

     (d) use any methods or processes forming part of the Glucan Technology to do any of the things in paragraphs (a) to (c).

2.3  NO SUB-LICENCE

     Glycotex must not grant sub-licences of any of the rights granted to it under this clause 2 without the prior written consent of Novogen Research.

2.4  SUB-CONTRACTORS

     Glycotex may engage agents and sub-contractors to exercise the rights and perform its obligations under this document in Glycotex's reasonable discretion, provided Glycotex shall first cause all such agents and sub-contractors to agree in writing:

     (a) to comply with the confidentiality obligations of Glycotex under this document; and

     (b) to assign to Glycotex all Intellectual Property Rights in the Field accrued or accruing to them in the course of their engagement.


                                                                              6.

3.   RESEARCH AND DEVELOPMENT

3.1  RESEARCH AND DEVELOPMENT

     Novogen Research appoints Glycotex as its independent contractor to undertake further research and development in relation to the Glucan Technology in the Field and subject to clauses 3.3, 3.4 and 3.5 in such manner as it thinks fit in the Territory.

3.2  GLUCAN MATERIAL

     Within 28 days of the Commencement Date and from time to time during the Term, Novogen Research shall provide to Glycotex copies and samples of such Glucan Material as in Novogen's reasonable opinion is necessary or useful to enable Glycotex to have the full benefit of the licence granted under clause 2 and to conduct research, development and commercialisation in accordance with the provisions of this clause 3.

3.3  CONDUCT OF RESEARCH

     Glycotex must conduct any further research and development diligently, in good scientific manner and in compliance with any applicable laws, rules and regulations of any Government Agency and consistently with the requirements of any applicable good laboratory practices.

3.4  FACILITIES AND PERSONNEL

     In order to comply with its obligations under this clause 3, Glycotex shall engage personnel with appropriate skill and experience and use appropriate equipment and facilities.

3.5  RECORDS

     Glycotex shall maintain complete and accurate records in good scientific manner, which shall fully reflect all work done and results achieved in the course of research and development under this clause 3. Glycotex shall maintain such records in confidence and must not use such records or information other than in accordance with the provisions of this document.

3.6  INSPECTION

     Novogen Research shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all records maintained by Glycotex under clause 3.5 and Novogen Research may retain such copies as it thinks fit.

4.   DEVELOPMENTS

4.1  NOVOGEN DEVELOPMENTS

     Novogen Research shall disclose to Glycotex all Novogen Developments as soon as is reasonably practicable after becoming aware of them.


                                                                              7.

4.2  GLYCOTEX DEVELOPMENTS

     Glycotex must disclose to Novogen Research all Glycotex Developments immediately upon becoming aware of them and by this document Glycotex assigns to Novogen Research absolutely its entire right, title and interest in all Intellectual Property Rights in any Glycotex Developments.

5.   MARKETING AND COMMERCIALISATION

5.1  MARKETING AND EXPLOITATION

     Subject to clause 5.2 and 5.3, Glycotex may use, market and Exploit the Glucan Technology and any Licensed Product in the Field in such manner as it thinks fit in the Territory and at its sole cost and expense.

5.2  EXPLOITATION OBLIGATIONS

     Glycotex must use Diligent Efforts to:

     (a)  identify major markets for commercial Exploitation of Licensed
          Products;

     (b)  further develop Licensed Products towards commercial Exploitation;

     (c) pursue opportunities in major markets for commercial Exploitation of Licensed Products;

     (d) promote, market and Exploit Licensed Products in major markets in the Territory; and

     (e)  otherwise maximise Commercialisation Income.

5.3  COMPLIANCE WITH LAWS

     Glycotex must conduct any marketing and Exploitation activities under this clause 5 on a commercially reasonable basis, in compliance with any applicable laws and requirements of any Government Agency.

5.4  COMMERCIALISATION INCOME

     Glycotex shall be responsible for negotiation and collection of Commercialisation Income and shall apply any Commercialisation Income received by it in cleared funds net of Taxes:

     (a) firstly by way of reimbursement in full of all costs and expenses incurred by Glycotex in the course of marketing and Exploitation of the Glucan Technology and any Licensed Products;

     (b) secondly by way of reimbursement in full of all costs and expenses incurred by Glycotex in research and development of the Glucan Technology and any Licensed Products;


                                                                              8.

     (c) thirdly by way of reimbursement in full of all costs and expenses incurred by Glycotex of and incidental to its business to the extent that business relates to research, development, marketing or Exploitation of the Glucan Technology and any Licensed Products; and

     (d)  fourthly in accordance with the provisions of clause 6.

5.5  BOOKS AND RECORDS

     Glycotex must keep and maintain separate and complete records and books of account relating to the sale, distribution, production, licensing, marketing or other Exploitation of Licensed Products and any licensing, sub-licensing or other Exploitation of the Glucan Technology, which must depict the application of any Commercialisation Income in accordance with clause 5.4 and must contain clear particulars sufficient to enable the calculation of the royalties payable to Novogen Research under clause 6.1.

5.6  AUDITORS' CERTIFICATES

     Glycotex must within 28 days of a request by Novogen Research at any time during the Term, produce a certificate by the auditors or accountants of Glycotex as to the accuracy and completeness of the records and books of account maintained under clause 5.5.

5.7  INSPECTION

     Novogen Research shall have the right during normal business hours and upon reasonable notice by its authorised representatives (including accountants and auditors) to inspect the records and books of account referred to in clause 5.5. In the course of inspection, Novogen Research's authorised representatives may take and retain such copies and extracts of the records and books of account of Glycotex as they think fit.

5.8  ASSISTANCE

     Glycotex shall give Novogen Research's authorised representatives such assistance as they may require, including by providing access to facilities, hardware, software and documents, to enable them to perform an inspection under clause 5.6 and to enable the Commercialisation Income and royalties payable to Novogen Research to be ascertained and verified.

6.   ROYALTIES

6.1  ROYALTIES

     (a) Subject to paragraph (b), in consideration of the licence granted in clause 2, Glycotex must pay to Novogen Research a royalty of 2% of any Commercialisation Income remaining after the deductions referred to in sub-clauses 5.4(a), (b) and (c) in accordance with this clause 6.

     (b) If the Amended and Re-stated Manufacturing Licence and Supply Agreement between Glycotex and Novogen Laboratories Pty Limited dated on or about the date of this document is terminated under clause 15.2(e) of that document, then from the date of termination, Glycotex must pay to Novogen Research a royalty of


                                                                              9.

          4% of any Commercialisation Income remaining after the deductions referred to in sub-clauses 5.4(a), (b) and (c) in accordance with this clause 6.

6.2  PAYMENT

     All royalties payable by Glycotex to Novogen Research under clause 6.1 must be calculated in United States Dollars and must be paid:

     (a) by bank cheque or electronic transfer to an account notified by Novogen Research to Glycotex in writing;

     (b) six monthly in arrears, within 28 days of 30 June and 31 December of each year during the Term; and

     (c) without any set-off or counterclaim and (to the maximum extent permitted by the law) free and clear of, and without deduction or withholding for or on account of, any Taxes.

6.3  STATEMENTS

     Glycotex must prepare statements as at 30 June and 31 December each year during the Term, showing:

     (a) the details and progress of research, development, marketing and commercial Exploitation of the Glucan Technology and any Licensed Products;

     (b) details of any Commercialisation Income in the period to which the statement relates and the manner in which that Commercialisation Income is applicable in accordance with clause 5.4; and

     (c)  the calculation of the royalty (if any) payable to Novogen Research,

     and must submit such statements to Novogen Research within 28 days of the end of the period to which they relate, together with payment of any royalties due to Novogen Research under this clause 6.

6.4  DISPUTED STATEMENTS

     If Novogen Research disputes any statement submitted by Glycotex under clause 6.3, Novogen Research may have that statement certified in accordance with clause 6.5.

6.5  CERTIFICATION

     If Novogen Research wishes to exercise its rights under clause 6.4, Novogen Research shall give notice to Glycotex that it wishes to do so, and may, by its authorised representations, have the statement certified at Novogen Research's cost, and in order to do so, may inspect Glycotex's records and books of account in accordance with the provisions of clauses 5.5 and 5.7.


                                                                             10.

6.6  ADJUSTMENTS

     The certification by Novogen Research of any statement under clause 6.5 shall be final and binding on the parties and the parties shall make such adjustments (including adjustments for interest) required as a result of the certification within 14 days of the certification. In the event the certification reveals the royalty paid to Novogen Research was underestimated by 5% or more, Glycotex must also reimburse Novogen Research for the cost of certification.

7.   DEDUCTIONS AND WITHHOLDINGS

     If at any time any applicable law obliges Glycotex to make a deduction or withholding in respect of any Tax from any payment by Glycotex to Novogen Research under this document, Glycotex must:

     (a) notify Novogen Research of the obligation promptly after Glycotex becomes aware of it;

     (b) ensure that the deduction or withholding does not exceed the minimum amount required by law;

     (c) pay to the relevant Government Agency on time the full amount of the deduction or withholding and promptly deliver to Novogen Research a copy of any receipt, certificate or other proof of payment; and

     (d) indemnify Novogen Research against the deduction or withholding, by paying to Novogen Research, at the time that the payment is due, an additional amount that ensures that after the deduction or withholding is made, Novogen Research receives a net sum equal to the sum that it would have received if the deduction or withholding had not been made.

8.   PATENTS

8.1  MAINTENANCE OF PATENTS

     Subject to clause 8.2, Novogen Research shall be responsible for filing, prosecution and maintenance in the Territory of the Glucan Patent Rights and may file, prosecute and maintain the Glucan Patent Rights in its sole discretion.

8.2  PATENT COSTS

     Glycotex shall be responsible for payment of all costs and expenses relating to the filing, prosecution and maintenance of the Glucan Patent Rights under clause 8.1 and must reimburse Novogen Research such costs and expenses within 28 days of receipt of an invoice from Novogen Research.

8.3  GLYCOTEX'S OPTION

     Novogen Research shall give notice to Glycotex of any intention to cease prosecution and/or maintenance of any Glucan Patent Rights and shall permit Glycotex to continue


                                                                             11.

     prosecution or maintenance of any such Glucan Patent Rights on its own behalf and at its own cost and expense.

9.   INTELLECTUAL PROPERTY RIGHTS

9.1  ACKNOWLEDGMENT

     Glycotex acknowledges that this document does not effect a transfer to Glycotex of any right, title or interest in any Intellectual Property Rights in the Glucan Technology and Glycotex must not represent that it has any right, title or interest in any Intellectual Property Rights in the Glucan Technology other than the rights expressly granted to it under this document.

9.2  NOTIFICATION

     Each party must notify the other immediately upon becoming aware of:

     (a) any actual or apparent infringement by any person of any Intellectual Property Rights in the Glucan Technology; or

     (b) any assertion or claim by any person that the activities of either party under this document infringe the Intellectual Property Rights of any person.

9.3  PROCEEDINGS INVOLVING GLYCOTEX

     Subject to clause 9.4, Glycotex may in its discretion, for its own benefit and at its own cost and expense, enforce and defend in the Territory the Intellectual Property Rights in the Glucan Technology and in order to do so may take and defend any legal proceedings. In the event Glycotex is involved in any such legal proceedings, Glycotex shall have the conduct and control of those proceedings subject to clause 9.4.

9.4  DIRECTIONS BY NOVOGEN RESEARCH

     Glycotex must:

     (a) take and conduct any proceedings in respect of any actual or suspected infringement in the Territory of any Intellectual Property Rights in the Glucan Technology;

     (b) defend and conduct the defence of any claim of infringement against the parties; and

     (c) defend and conduct the defence of any claim seeking revocation of the Glucan Patent Rights,

     as Novogen Research reasonably directs (having regard to questions of prospects of success and commercial feasibility) by notice in writing from time to time, at Glycotex's cost and expense.


                                                                             12.

9.5  JOINDER OF NOVOGEN RESEARCH

     If it is necessary that Novogen Research be a party to any proceedings commenced or intended to be commenced by Glycotex, Novogen Research shall join such proceedings as a plaintiff and shall provide all reasonable assistance in relation to those proceedings, including by executing any documents, as Glycotex reasonably requests, at Glycotex's cost.

9.6  PROCEEDINGS INVOLVING NOVOGEN RESEARCH

     In the event Glycotex fails to commence proceedings within 21 days of receipt of a notice from Novogen Research under sub-clause 9.4(a), then in addition to any other right Novogen Research may have under this document or otherwise, Novogen Research may commence those proceedings in its sole discretion. In the event it does so, Novogen Research shall have the conduct and control of the proceedings including the right to settle them.

9.7  JOINDER OF GLYCOTEX

     If it is necessary that Glycotex be a party to any proceedings commenced or intended to be commenced by Novogen Research under clause 9.6, Glycotex must join such proceedings as a plaintiff and must provide all assistance in relation to those proceedings, including by executing any documents, as Novogen Research requests, at Glycotex's cost.

10.  CONFIDENTIAL INFORMATION

10.1 CONFIDENTIALITY

     Glycotex must:

     (a)  keep and maintain all Confidential Information strictly confidential;

     (b) use Confidential Information only for the purposes for which it is disclosed to Glycotex; and

     (c) not disclose any Confidential Information other than to its employees, authorised sub-contractors, legal advisers, auditors or other consultants requiring the information for the purposes of this document upon those persons undertaking to Glycotex to keep that information strictly confidential.

10.2 SECURITY

     For the purposes of clause 10.1, Glycotex must establish and maintain effective security measures to safeguard the Confidential Information from unauthorised use or access and must notify Novogen Research immediately upon becoming aware of any suspected or actual unauthorised use or disclosure of Confidential Information.


                                                                             13.

10.3 EXCEPTIONS

     The obligations in clauses 10.1 and 10.2 do not apply to the extent that:

     (a) Glycotex is required by law to disclose any Confidential Information, promptly gives notice to Novogen Research of that requirement and discloses only that portion of Confidential Information which it is legally required to disclose; or

     (b) disclosure of any Confidential Information is required to comply with any applicable law or requirement of any Government Agency, Glycotex promptly gives notice to and consults with Novogen Research to the extent practicable and uses its best endeavours to minimise any such disclosure and to ensure that any Confidential Information so disclosed will be treated confidentially.

11.  REPRESENTATIONS AND WARRANTIES

11.1 WARRANTIES BY NOVOGEN RESEARCH

     Novogen Research represents and warrants to Glycotex that:

     (a) (PROPER AUTHORISATION) its execution and delivery of this document has been properly authorised by all necessary corporate action;

     (b) (CORPORATE POWER) it has full corporate power and lawful authority to execute and deliver this document and to perform or cause to be performed its obligations under this document;

     (c) (NO BREACH) its execution of this document will not result in the breach of or default under any material term or provision of any agreement or deed, or any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound; and

     (d) (NO ACTIONS) to its knowledge there are no actions, claims, proceedings or investigations pending or threatened against it or by, against or before any person which may have a material effect on the subject matter of this document.

11.2 WARRANTIES BY GLYCOTEX

     Glycotex represents and warrants to Novogen Research that:

     (a) (PROPER AUTHORISATION) its execution and delivery of this document has been properly authorised by all necessary corporate action;

     (b) (CORPORATE POWER) it has full corporate power and lawful authority to execute and deliver this document and to perform or cause to be performed its obligations under this document;

     (c) (BINDING OBLIGATION) this document constitutes a legal, valid and binding obligation on it in accordance with the intentions of the parties as expressed in its terms;


                                                                             14.

     (d) (NO BREACH) its execution of this document will not result in the breach of or default under any material term or provision of any agreement or deed, or any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound; and

     (e) (NO ACTIONS) there are no actions, claims, proceedings or investigations pending or threatened against it or by, against or before any person which may have a material effect on the subject matter of this document.

     (f) (OWNERSHIP) Glycotex is, and will be immediately before assignment to Novogen Research under clause 4.2, the legal and beneficial owner of all Intellectual Property Rights in any Glycotex Developments and no other person has or shall have any claim of ownership with respect to any Glycotex Developments; and

     (g) (NO DEALINGS) immediately before assignment to Novogen Research under clause 4.2, Glycotex has not assigned, transferred or granted any interest or licence, or otherwise encumbered or dealt with its right, title or interest in any Glycotex Developments.

11.3 RELIANCE ON REPRESENTATIONS AND WARRANTIES

     Each party acknowledges that the other party has executed this document and agreed to take part in the transactions that this document contemplates in reliance on the representations and warranties that are made in this clause 11.

11.4 ACKNOWLEDGEMENT BY GLYCOTEX

     Glycotex acknowledges that apart from the warranties in clause 11, Novogen Research has not made, and does not in this document make, any representation or warranty:

     (a)  regarding the Glucan Technology;

     (b) as to the validity or enforceability of the Glucan Patent Rights anywhere in the world; or

     (c) to the effect that the exploitation of any Licensed Product anywhere in the world will not infringe the Intellectual Property Rights of any person.

11.5 EXCLUSION OF WARRANTIES AND OTHER TERMS

     To the extent permitted by law, Novogen Research excludes:

     (a) all representations, warranties and other terms in or in connection with this document and the transactions that it contemplates, other than those expressly stated in this document; and

     (b)  all terms that may otherwise be implied into this document.


                                                                             15.

12.  INDEMNITY AND INSURANCE

12.1 INDEMNITY

     Glycotex must indemnify and keep indemnified Novogen Research and its directors, employees and agents against all damages, costs or expenses (including legal costs and expenses on an indemnity basis) in respect of any claims, demands, actions, proceedings or prosecution which may be brought or commenced against Novogen Research as a result of or in relation to:

     (a)  the licensing or sub-licensing of the Glucan Technology;

     (b) the sale, distribution, production, licensing, marketing or other Exploitation of Licensed Products;

     (c) any marketing, advertisement or promotion of Licensed Products or Glucan Technology;

     (d) any breach of any term of this document, including the representations and warranties in clause 11.2; or

     (e)  any negligence, wilful misconduct or misleading conduct,

     by Glycotex, its employees, agents and sub-licensees, including any warranty claims, product liability claims, product recalls and claims for personal injury or property damage.

12.2 INSURANCE POLICIES

     Glycotex must take out and maintain in force in the Territory:

     (a)  a product liability insurance policy;

     (b)  a public liability insurance policy; and

     (c)  a product recall insurance policy,

     in relation to any Licensed Products on terms satisfactory to Novogen Research.

12.3 NOVOGEN RESEARCH'S NAME

     If requested by Novogen Research, Glycotex must ensure Novogen Research is included on the policies referred to in clause 12.2 as a joint insured or loss payee.

12.4 CERTIFICATES OF CURRENCY

     At Novogen Research's request from time to time, Glycotex must provide to Novogen Research a certificate of currency evidencing the compliance by Glycotex with its obligations under this clause 12.


                                                                             16.

12.5 DEFAULT

     If within 28 days of a request by Novogen Research under clause 12.4, Glycotex does not produce the certificate of currency under clause 12.4, or if at any time Novogen Research becomes aware that Glycotex has failed to perform its obligations under this clause 12 Novogen Research may (but is not obliged to) take out and maintain the insurance and may recover any premiums paid as a debt due by Glycotex.

12.6 EXPIRY

     Each insurance policy is to by maintained until the expiry date of the last Licensed Product sold, hired or otherwise disposed of by or on behalf of Glycotex or its sub-licensees.

13.  LIMITATION OF LIABILITY

13.1 NO LIABILITY

     To the fullest extent permitted by law, and notwithstanding any other provision of this document, in no circumstances shall Novogen Research be liable in contract, tort (including negligence or breach of statutory duty) or otherwise, and whatever the cause, to compensate Glycotex for any damages, costs or expenses suffered or incurred by Glycotex as a result of or in connection with:

     (a)  the licensing or sub-licensing of the Glucan Technology;

     (b) the sale, distribution, production, licensing, marketing or other Exploitation of Licensed Products; or

     (c) any marketing, advertisement or promotion of Glucan Technology or Licensed Products.

13.2 OTHER CLAIMS

     Notwithstanding any other provision of this document, in no circumstances is Novogen Research liable in contract, tort (including negligence or breach of statutory duty) or otherwise, and whatever the cause, to compensate Glycotex for:

     (a)  any increased costs or expenses;

     (b) any loss of profit, revenue, business, contracts or anticipated savings;

     (c) any special, indirect or consequential loss or damage of any nature whatsoever; or

     (d)  in any other case, for an amount which is greater than $AUD 5 million.


                                                                             17.

14.  TERM AND TERMINATION

14.1 TERM

     The rights and obligations of the parties under this document commence on the Commencement Date and subject to clauses 14.3, 14.4 and 14.5 shall terminate on the expiration of the last Glucan Patent Right in the Territory.

14.2 EXPIRATION OF PATENTS

     If during the Term a Glucan Patent Right in any country in the Territory lapses or is held invalid, then subject to clause 14.1, any licence or right granted under this document to use and exploit any invention the subject of such Glucan Patent Right shall continue in full force and effect in that country on the same terms as a licence in respect of the Confidential Information only.

14.3 TERMINATION BY NOVOGEN RESEARCH

     Novogen Research may terminate this document immediately at any time if:

     (a) (BREACH) Glycotex commits any breach of any term of this document which is not remedied within 21 days of written notice from Novogen Research requiring the breach to be remedied;

     (b)  (INSOLVENCY EVENT) Glycotex is involved in an Insolvency Event; or

     (c) (CHANGE IN CONTROL) there is a Change in Control of Glycotex without Novogen Research's written consent.

14.4 CONSEQUENCES OF TERMINATION

     Upon termination of this document other than by effluxion of time, Glycotex shall immediately:

     (a)  cease using and exploiting the Glucan Technology; and

     (b) return to Novogen Research or destroy at Novogen Research's election, all Glucan Material, any copies (including electronic copies) of the Glucan Know How, all labelling and packaging materials relating to Licensed Products and any other Confidential Information in Glycotex's possession, custody or power, provided that Glycotex may complete any contracts for sale or supply of Licensed Products to which Glycotex became bound prior to the date of termination.

14.5 SURVIVAL AND ACCRUED RIGHTS

     Upon termination under this clause 14, this document, other than the obligations of the parties under clauses 10, 12.1, 13, 14 and 15 (which shall survive termination), is at an end as to its future operation except for the enforcement of any right or claim which arises on or has arisen before termination.


                                                                             18.

15.  DISPUTE RESOLUTION

15.1 DISPUTES

     If a dispute arises out of or in relation to this document (including any dispute as to breach or termination of the document or as to any claim in tort, in equity or pursuant to any statute) (a DISPUTE), a party to this document may not commence any court or arbitration proceedings relating to the Dispute unless it has complied with this clause 15 except where the party seeks urgent interlocutory relief.

15.2 NOTICE OF DISPUTE

     A party claiming that a Dispute has arisen under or in relation to this document must give written notice to the other party specifying the nature of the Dispute (a DISPUTE NOTICE).

15.3 PARTIES TO ATTEMPT TO RESOLVE DISPUTE

     On receipt of a Dispute Notice, the parties must endeavour to resolve the Dispute expeditiously using informal dispute resolution techniques such as mediation, expert evaluation or determination or similar techniques agreed by the parties.

15.4 MEDIATION

     If the parties do not agree within seven (7) days of receipt of a Dispute Notice (or such further period as the parties agree in writing) as to:

     (a)  the dispute resolution technique and procedures to be adopted;

     (b)  the timetable for all steps in those procedures; and

     (c) the selection and compensation of the independent person required for such technique,

     the parties must mediate the Dispute in accordance with the Mediation Rules of the Law Society of New South Wales, and the President of the Law Society of New South Wales (or the President's nominee) will select the mediator and determine the mediator's remuneration.

16.  NOTICES

     (a) A notice, consent or other communication under this document is only effective if it is in writing, signed and either left at the addressee's address or sent to the addressee by mail or fax. If it is sent by mail, it is taken to have been received 3 working days after it is posted. If it is sent by fax, it is taken to have been received when the addressee actually receives it in full and in legible form.

     (b) The parties' addresses and fax numbers are those set out below, or as either party notifies the other:


                                                                             19.

          NOVOGEN RESEARCH
          Address:      140 Wicks Road North Ryde, New South Wales 2113
          Fax number:   Int + 61 2 9878 0055
          Attention:    The Managing Director

          GLYCOTEX
          Address:      One Landmark Square, Level 2, Stamford CT 09601
          Fax number:   Int + 1 203 327 0011
          Attention:    The President

17.  AMENDMENT AND ASSIGNMENT

17.1 AMENDMENT

     This document can only be amended, supplemented, replaced or novated by another document signed by the parties.

17.2 ASSIGNMENT

     (a) Subject to paragraph (b), neither party may dispose of, declare a trust over or otherwise create an interest in its rights under this document with the written consent of the other party.

     (b) Novogen Research may dispose of, declare a trust over or otherwise create an interest in its rights in the Glucan Intellectual Property and its rights under this document to a related body corporate without the consent of Glycotex, and may disclose to any related body corporate any information relating to this document or any party to it.

18.  GENERAL

18.1 GOVERNING LAW

     (a)  This document is governed by the law in force in New South Wales.

     (b) Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales, and any court that may hear appeals from any of those courts, for any proceedings in connection with this document, and waives any right it might have to claim that those courts are an inconvenient forum.

18.2 LIABILITY FOR EXPENSES

     (a) Subject to paragraph (b), each party must pay its own expenses incurred in negotiating, executing and registering this document.

     (b) Glycotex must indemnify Novogen Research against, and must pay Novogen Research on demand the amount of, any duty that is payable on or in relation to this document.


                                                                             20.

18.3 RELATIONSHIP OF THE PARTIES

     Nothing in this document creates a relationship of employment, partnership or joint venture between the parties under the laws of any applicable jurisdiction and neither party may act or has the authority to act as agent of or in any way bind or commit the other party to any obligation.

18.4 GIVING EFFECT TO THIS DOCUMENT

     Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this document.

18.5 WAIVER OF RIGHTS

     A right may only be waived in writing, signed by the party giving the waiver, and:

     (a) no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

     (b) a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

     (c) the exercise of a right does not prevent any further exercise of that right or of any other right.

18.6 OPERATION OF THIS DOCUMENT

     (a) This document contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this document and has no further effect.

     (b) Any right that a person may have under this document is in addition to, and does not replace or limit, any other right that the person may have.

     (c) Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

18.7 OPERATION OF INDEMNITIES

     (a) Each indemnity in this document survives the expiry or termination of this document.

     (b) A party may recover a payment under an indemnity in this document before it makes the payment.


                                                                             21.

18.8 CONSENTS

     Where this document contemplates that either party may agree or consent to something (however it is described), that party may:

     (a) agree or consent, or not agree or consent, in its absolute discretion; and

     (b)  agree or consent subject to conditions,

     unless this document expressly contemplates otherwise.

18.9 EXCLUSION OF CONTRARY LEGISLATION

     Any legislation that adversely affects an obligation of a party, or the exercise by a party of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

18.10 COUNTERPARTS

     This document may be executed in counterparts.

EXECUTED as an agreement.

EXECUTED by NOVOGEN
RESEARCH PTY LIMITED:


/s/ Christopher Naughton                /s/ Ron Lea Erratt
-------------------------------------   ----------------------------------------
Signature of director                   Signature of director/secretary


CHRISTOPHER NAUGHTON                    RON LEA ERRATT
-------------------------------------   ----------------------------------------
Name                                    Name


EXECUTED by GLYCOTEX, INC.:


/s/ David Seaton                        /s/ David Seaton
-------------------------------------   ----------------------------------------
Signature of director                   Signature of director/secretary


DAVID SEATON                            DAVID SEATON
-------------------------------------   ----------------------------------------
Name                                    Name


                                                                             22.

                                   SCHEDULE A

GLUCAN PATENT RIGHTS

COUNTRY              NO.              PRIORITY        STATUS
-------              ---              --------        ------
PCT                  PCT/AU96/00138   13 March 1995   Filed
Australia            716181           13 March 1995   Granted
Canada               2 214 899        13 March 1995   Under examination
Europe               0815144          13 March 1995   Granted
Japan                08-527114        13 March 1995   Pending
UK                   2331014          13 March 1995   Granted
UK (divisional)      2314850          13 March 1995   Granted
USA                  6242594          13 March 1995   Granted
USA (continuation)   10/421,659       13 March 1995   Under examination

GLUCAN KNOW HOW

1.   chemical descriptions and manufacturing processes of NG-1, NG-2 and NG-3;

2.   formulation data;

3.   clinical trial data; and

4.   therapeutic opportunities in the Field.


                                                                             23.